                                                                    Exhibit 5(d)

                                April __, 2001



Bay View Capital Corporation
1840 Gateway Drive
San Mateo, CA  94404

     Re:  Registration Statement on Form S-3
          (Reg. No. 333-64877)

Ladies and Gentlemen:

     I am an attorney-at-law, duly licensed to practice law in the State of California. I am Executive Vice President, Secretary and General Counsel of Bay View Capital Corporation, a Delaware corporation (the "Company"). I have acted as counsel for the Company in connection with the registration of up to $27,500,000 of Units (the "Units") and the registration of shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Shares") pursuant to the above-referenced Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). Each Unit consists of (i) one share of the Company's 4% Series A Convertible Preferred Stock and (ii) one warrant (the "Warrants") to purchase our Common Shares. Each Preferred Share is convertible into one Common Share. Each Warrant will purchase a fraction of a Common Share at an exercise price that has not yet been determined. The Company proposes to sell the Units to certain institutional investors and high net-worth individuals pursuant to agreements to be entered into with such parties.

     I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the sale of the Units and the authorization and issuance of the Preferred Shares, the Warrant, the Shares and the Common Shares. For the purpose of rendering this opinion, I have made such factual and legal examinations as I have deemed necessary under the circumstances, and in connection therewith I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of

Bay View Capital Corporation
April __, 2001
Page 2


public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion.

       In connection with the examination of such documents, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

       Based on the foregoing, and in reliance thereon, and subject to the effectiveness of the Registration Statement, I am of the opinion that:

1. Upon the sale of the Units as described in the Registration Statement and the Prospectus Supplement together with the accompanying Prospectus constituting a part thereof (together, the "Prospectus"), the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in proceeding in equity or at law.

2. Upon the sale of the Units as described in the Registration Statement and the Prospectus, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

3. Upon the issuance and sale of the Shares as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

4. Upon the due exercise of the Warrants to purchase the underlying Common Shares and the full payment of valid consideration therefor, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

5. Upon the conversion of the Preferred Shares into Common Shares in accordance with the Certificate of Designations filed as an exhibit to the Registration Statement, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

       The Company is a Delaware corporation. I am not admitted to practice in Delaware. However, I am familiar with the Delaware General Corporation Law and have made such review thereof as I consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America and to the present judicial interpretations thereof and to the facts as they presently exist. In rendering this opinion, I assume

Bay View Capital Corporation
April __, 2001
Page 3

no obligation to revise or supplement it should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" contained in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.


                               Very truly yours,


                               DOUGLAS J. WALLIS